                                                                    EXHIBIT 99.1

CONTACT:                                           INVESTOR CONTACT:
GIL DUARTE, CFO                                    QORVIS COMMUNICATIONS
(770) 632-8003, OR                                 KAREN VAHOUNY (703) 744-7809
JEFF MACKINNEY, SVP
(770) 632-8353

                     WORLD AIRWAYS ANNOUNCES RESULTS FOR THE
                 FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003

      - PROFITABILITY FOR SECOND CONSECUTIVE YEAR

      - SEVEN-FOLD INCREASE IN NET EARNINGS BETWEEN 2002 AND 2003

      - 2003 OPERATING INCOME OF $28.4 MILLION VERSUS $7.1 MILLION IN 2002



Peachtree City, GA - February 5, 2004 - World Airways, Inc. (NASDAQ: WLDA) today announced financial results for the quarter and year ended December 31, 2003.



FINANCIAL RESULTS

FOURTH QUARTER 2003

Revenues for the quarter ended December 31, 2003, increased 22.1% to $122.3 million from $100.1 million in the fourth quarter of 2002. The Company reported significant growth in both military passenger revenue associated with the U.S. Air Force's Air Mobility Command and commercial passenger full service flying, which more than offset a reduction in commercial cargo full service flying. Total block hours increased 5.1%, to 11,141 in the fourth quarter of 2003 compared to 10,604 in the same period of last year.

Operating income for the 2003 fourth quarter was $7.1 million, an improvement of $12.1 million over an operating loss of $5.0 million for the prior year's quarter. The Company's earnings before income tax for the fourth quarter of 2003 were $1.0 million versus a loss of $6.8 million for the comparable period of last year. The Company utilized all of its unrestricted federal net operating loss carry-forwards in 2003.

Net earnings for the 2003 fourth quarter were $0.9 million, or $0.08 per basic share and $0.06 per diluted share, compared to a net loss of $6.8 million, or $0.61 per basic and diluted share, for the same quarter of 2002. Per share results were computed on the basis of 11.4 million and 14.8 million weighted average shares outstanding for the fourth quarter of 2003, and 11.1 million weighted average shares for the same quarter of 2002, respectively. Net earnings for the 2003 fourth quarter included, as previously reported, a $3.0 million non-cash charge for debt extinguishment related to the restructuring of the Company's convertible senior subordinated debentures. The charge is the difference between the fair market value of the new debentures and the carrying amount of the old debentures extinguished. In addition, the fourth quarter of 2003 included $1.3 million of fees paid to Wells Fargo Foothill, Inc. for the early termination of this credit facility.

Operating expenses were $115.2 million for the fourth quarter of 2003 compared to $105.1 million in the fourth quarter of 2002. The most significant changes were increases of $8.0 million for flight operations, $3.7 million for fuel, and $1.5 million for sales, general and administrative expenses, with a decrease of $2.3 million for maintenance expenses. Operating expenses for 2002 included $2.0 million related to the return of grant proceeds received under the Air Transportation Safety and System Stabilization Act.

The increase in flight operations expense was largely due to increased travel costs for both pilots and flight attendants, higher pilot and flight attendant wages, as well as simulator and flight attendant training, and higher catering, passenger handling and communication costs. The majority of these higher flight expenses were directly attributable to the increased military and full-service flying in the fourth quarter of 2003.

The increase in fuel costs reflects additional consumption associated with the increase in full-service flying. In the fourth quarter of 2003, the Company's customers paid for approximately 96% of the fuel purchased, which limits the Company's exposure to increased fuel costs.

The increase in sales, general and administrative expenses is primarily due to bad debt expense associated with air services provided to Ritetime Aviation and Travel Services.

The lower maintenance expenses were primarily due to a decrease in MD-11 engine overhauls, partially offset by higher maintenance reserve payments to aircraft lessors based on aircraft usage. The increase in maintenance reserve payments was directly related to the increase in flying in the fourth quarter of 2003.

The increase in other expense was due to the $3.0 million non-cash charge for debt extinguishment related to the restructuring of the Company's convertible senior subordinated debentures and $1.3 million of fees paid to Wells Fargo Foothill, Inc. for the early termination of this credit facility, as noted above.

YEAR ENDED DECEMBER 31, 2003

Revenues for 2003 were $474.9 million compared to $384.5 million for the same period of 2002, a 24% increase. Operating income was $28.4 million for 2003 versus $7.1 million for the previous year. The Company's earnings before income tax for 2003 were $19.1 million versus $2.0 million for the same period of 2002. The Company's estimated annual effective tax rate for 2003 is approximately 19.8%. This effective rate differs from statutory rates due primarily to utilization of net operating loss carry-forwards.

Net earnings for 2003 were $15.3 million, or $1.37 per basic share and $0.98 per diluted share, versus net earnings of $2.0 million, or $0.18 per basic and diluted share, for 2002. Per share results were computed on the basis of 11.2 and 17.8 million weighted average shares outstanding for 2003, and 11.1 million weighted average shares for 2002.

The Company reported that it ended 2003 with cash and cash equivalents of $53.8 million, of which $23.3 million is restricted, due to $18.8 million required to pay the convertible debentures called on December 30, 2003 (which was paid in January 2004), $3.4 million for letters of credit that had to be collaterized and $1.1 million related to unearned revenue. The Company's 2003 ending unrestricted cash balance was $30.5 million compared to $20.8 million at December 31 2002.

MANAGEMENT OVERVIEW OF OPERATIONS

Hollis Harris, chairman and CEO, noted, "We made outstanding progress in 2003 and built a strong foundation for our growth plans in 2004. I'm proud to say that we met or exceeded all our priorities for the year."

Harris cited the following accomplishments for 2003:

      -     Achieved profitability for the second consecutive year.

      - Further diversified revenue mix, adding new passenger customers and building cargo business.

      -     Increased revenue block hours by 16%.

      - Increased revenue per block hour by 6.6%, with operating expense per block hour rising only 2.1%.

      - Initiated steps to reduce aircraft costs through lower lease expense.

      - Restructured senior subordinated debt due in 2004 to meet the Air Transportation Stabilization Board (ATSB) requirements for a federal loan guarantee. Excluding the $18.0 million of convertible debentures called on December 30, 2003, the Company now has $25.5 million in bonds that come due in 2009 and $30 million in ATSB guaranteed debt with a final maturity in 2008.

      -     Finalized a new contract with our flight attendants.

Harris added, "Last month, we reached a tentative agreement with our pilots that would extend that contract for three years, from January 1, 2004. During the course of 2004, we will continue to expand our passenger and cargo roster, maintain rigorous cost controls, and seek profitability for the third successive year. We also will continue exploring opportunities to reduce our aircraft lease costs over the next several years. Additionally, we hope to incorporate technological advances into our fleet, and our recent announcement of the installation of Sky Connect satellite telephone and data communications systems on our fleet of MD-11 aircraft is an example."

GUIDANCE

The Company is forecasting $110 to $120 million in revenue for the first quarter of 2004, with military revenue of $90 to $100 million, and operating income in the range of $7.5 to $8.5 million.

                            INVESTOR CONFERENCE CALL
                         February 9, 2004, at 4 P.M. EST

                               PHONE: 888-399-4632

A conference call for investors will be held at 4 p.m. EST on Monday, February 9, 2004. Investors who wish to participate should call 888-399-4632 prior to the 4 p.m. start time. The call will be available for replay from 6 p.m. EST on Monday, February 9, to 6 p.m. EST on Tuesday, February 10. The replay number is 800-633-8284 and the reservation number is 21184537.

Utilizing a well-maintained fleet of international range, wide-body aircraft, World Airways has an enviable record of safety, reliability and customer service spanning more than 55 years. The Company is a U.S. certificated air carrier providing customized transportation services for major international passenger and cargo carriers, the United States military and international leisure tour operators. Recognized for its modern aircraft, flexibility and ability to provide superior service, World Airways meets the needs of businesses and governments around the globe. For more information, visit the Company's website at www.worldairways.com.

["Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the market for air transportation services, the cyclical nature of the air carrier business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the Company's periodic reports filed with the SEC (which reports are available from the Company upon request). These various risks and uncertainties may cause the Company's actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the Company in this release.]

                               WORLD AIRWAYS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    THREE MONTHS AND YEAR ENDED DECEMBER 31,
                (IN THOUSANDS EXCEPT PER SHARE & BLOCK HOUR DATA)
             (PRELIMINARY---SUBJECT TO COMPLETION OF YEAR-END AUDIT)

                                                  THREE MONTHS ENDED DECEMBER 31,                YEAR ENDED DECEMBER 31,
                                              ----------------------------------------   ----------------------------------------
                                                          BETTER (WORSE)                              BETTER (WORSE)
                                                          --------------                              --------------
                                                 2003       2002       DIFF       %         2003       2002      DIFF        %
                                                 ----       ----       ----       -         ----       ----      ----        -
OPERATING REVENUES
      FLIGHT OPERATIONS                       $ 121,495  $  99,692  $ 21,803     21.9%   $ 471,824  $ 382,509  $ 89,315     23.3%
      ALL OTHER                                     787        436       351     80.5%       3,026      1,980     1,046     52.8%
                                              ---------  ---------  --------             ---------  ---------  --------
               TOTAL OPERATING REVENUE          122,282    100,128    22,154     22.1%     474,850    384,489    90,361     23.5%
OPERATING EXPENSES
      FLIGHT                                     37,778     29,755    (8,023)   -27.0%     143,640    116,012   (27,628)   -23.8%
      MAINTENANCE                                18,462     20,773     2,311     11.1%      75,513     59,628   (15,885)   -26.6%
      AIRCRAFT COSTS                             21,760     22,185       425      1.9%      85,487     86,834     1,347      1.6%
      FUEL                                       18,483     14,761    (3,722)   -25.2%      76,488     57,864   (18,624)   -32.2%
      FLIGHTS SUBCONTRACTED TO OTHER CARRIERS     1,801      1,163      (638)   -54.9%       2,454      2,087      (367)   -17.6%
      COMMISSIONS                                 4,206      3,491      (715)   -20.5%      17,433     15,834    (1,599)   -10.1%
      DEPRECIATION & AMORTIZATION                 1,199      1,019      (180)   -17.7%       5,239      4,525      (714)   -15.8%
      SALES, GENERAL & ADMINISTRATIVE            11,522     10,012    (1,510)   -15.1%      40,168     32,631    (7,537)   -23.1%
      AIRLINE STABILIZATION ACT GRANT                --      1,952     1,952     N.M.           --      1,952     1,952    100.0%
                                              ---------  ---------  --------             ---------  ---------  --------
               TOTAL OPERATING EXPENSES         115,211    105,111   (10,100)    -9.6%    446,422    377,367   (69,055)    -18.3%
OPERATING INCOME (LOSS)                           7,071     (4,983)   12,054    241.9%     28,428      7,122    21,306     299.2%
OTHER INCOME (EXPENSE)
      INTEREST EXPENSE                           (1,686)    (1,251)     (435)   -34.8%      (5,223)    (4,690)     (533)   -11.4%
      INTEREST INCOME                                88        140       (52)   -37.1%         370        575      (205)   -35.7%
      OTHER, NET                                 (4,450)      (697)   (3,753)  -538.5%      (4,452)      (966)   (3,486)  -360.9%
                                              ---------  ---------  --------             ---------  ---------  --------
               TOTAL OTHER, NET                  (6,048)    (1,808)   (4,240)  -234.5%      (9,305)    (5,081)   (4,224)   -83.1%
                                              ---------  ---------  --------             ---------  ---------  --------
EARNINGS (LOSS) BEFORE INCOME TAX                 1,023     (6,791)    7,814    115.1%      19,123      2,041    17,082    836.9%
                                              ---------  ---------  --------             ---------  ---------  --------
INCOME TAX                                          154         --      (154)    N.M.        3,802         --    (3,802)    N.M.
NET EARNINGS (LOSS)                           $     869  $  (6,791) $  7,660    112.8%   $  15,321  $   2,041  $ 13,280    650.7%
                                              =========  =========  ========             =========  =========  ========
BASIC  EARNINGS (LOSS) PER SHARE:
      NET EARNINGS (LOSS)                     $    0.08  $   (0.61) $   0.69    113.1%   $    1.37  $    0.18  $   1.19    661.1%
                                              =========  =========  ========             =========  =========  ========
      WEIGHTED AVERAGE SHARES OUTSTANDING        11,417     11,077       340      3.1%      11,224     11,073       151      1.4%
DILUTED EARNINGS (LOSS) PER SHARE:
      NET EARNINGS (LOSS)                     $    0.06  $   (0.61) $   0.67    109.8%   $    0.98  $    0.18  $   0.80    444.4%
                                              =========  =========  ========             =========  =========  ========
      WEIGHTED AVERAGE SHARES OUTSTANDING        14,822     11,077     3,745     33.8%      17,783     11,073     6,710     60.6%
REVENUE BLOCK HOURS                              11,141     10,604       537      5.1%      44,074     38,049     6,025     15.8%

                               WORLD AIRWAYS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS )

                                                                                DECEMBER 31,    DECEMBER 31,
                                                                                   2003             2002
                                                                                   ----             ----
                                                                                (UNAUDITED)
ASSETS
Current assets:
       Cash and cash equivalents                                                $  30,535       $  20,839
       Restricted cash                                                             23,290             665
       Accounts receivable, net                                                    31,446          28,391
       Prepaid expenses and other current assets                                    7,721           5,569
                                                                                ---------       ---------
                            Total current assets                                   92,992          55,464
Fixed assets, net                                                                  38,964          41,856
Long-term operating deposits                                                       17,664          18,513
Other assets and deferred charges, net                                              7,681           1,429
                                                                                ---------       ---------
                            Total assets                                        $ 157,301       $ 117,262
                                                                                =========       =========
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
       Notes payable                                                            $      --       $  17,096
       Current maturities of convertible debentures                                18,000              --
       Accounts payable                                                            28,167          30,497
       Accrued rent                                                                 9,881          17,993
       Unearned revenue                                                             3,546             976
       Accrued maintenance                                                          2,791           2,178
       Accrued salaries and wages                                                  16,957          10,000
       Accrued taxes                                                                2,581           2,663
       Other accrued liabilities                                                    2,506           2,820
                                                                                ---------       ---------
                            Total current liabilities                              84,429          84,223
Long-term obligations, net of current maturities                                   57,177          40,545
Deferred gain from sale-leaseback transactions, net                                 2,777           3,909
Accrued post-retirement benefits                                                    3,583           3,235
Deferred rent                                                                      16,008          14,217
                                                                                ---------       ---------
                            Total liabilities                                     163,974         146,129
Stockholders' deficiency:
       Preferred stock                                                                 --              --
       Common stock                                                                    13              12
       Additional paid-in capital                                                  31,233          24,361
       Accumulated deficit                                                        (25,062)        (40,383)
       Treasury stock, at cost                                                    (12,857)        (12,857)
                                                                                ---------       ---------
                            Total stockholders' deficiency                         (6,673)        (28,867)
                                                                                ---------       ---------
                            Total liabilities and stockholders' deficiency      $ 157,301       $ 117,262
                                                                                =========       =========
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